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                                                                  EXHIBIT (J)(4)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement on Form N-1A of our report dated February 9, 2000, relating to the financial statements and financial highlights of the Eaton Vance Emerging Growth Fund (the "Fund"), which appears in the
December 31, 1999 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
April 24, 2000